                                                                   EXHIBIT 10.44

File No.:
of November 28, 1998

                           N O T A R I A L   D E E D

Ahead of me, DOCTOR GERRIT BRACHVOGEL, notary public, having its office in Munich and its office premises in D-80335 Munchen, Elisenstrasse 3, have appeared this very day:

1. for RESOUND-VIENNATONE HORTECHNOLOGIE GMBH with its seat in Vienna and having its registered office at A-1164 Vienna, Frobelgasse 26 - 32,

                Mr. HEINZ RUCH, born August 12 (twelfth), 1963 (one thousand nine hundred and sixty three), resident and having its address for delivery of documents in 1130 Vienna, Trauttmannsdorffgasse 19/10, identified with passport No. 7790264, issued by the State Office of Canton Zurich on August 12 (twelfth), 1991 (one thousand nine hundred ninety one),

        as director with sole representative authority and acting for said party;

2. for AMPLIFON INTERNATIONAL N.V. with its seat in Amsterdam and having its registered office at NL-1082 LD Amsterdam, A.J. Ernstraat 595 H,

                Mr. ALESSANDRO AGOSTINO CHIONO, born January 29 (twenty nine), 1956 (one thousand nine hundred fifty six), resident and having its address for delivery of documents in I-20142 Mailand, Via Boffalora 105, identified with passport No. 539431 A, issued by the Passport Authority of Turin (Questura di Torino) on October 20 (twentieth), 1993 (one thousand nine hundred ninety three),


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        by Special Power of Attorney of November 26 (twenty six), 1998 (one thousand nine hundred ninety eight) and acting for said party,

have concluded the following


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                     A S S I G N I N G - A G R E E M E N T:

FIRST: ReSound-Viennatone Hortechnologie GmbH - hereinafter referred to as "ReSound" - has full ownership of all Shares in "Viennatone Horgerate" Bundeslander-Vertriebsgesellschaft m.b.H. having its seat in Vienna and being registered in the firm register with the Vienna Commercial Court under FN 36884 t - hereinafter referred to as "the Company" -, corresponding to a fully and cash paid-in nominal share in the amount of ATS 6,000.000,-- (Austrian Shillings six millions) and representing hundred per cent of the nominal capital of the Company. This Share shall form the object of this Agreement and shall hereinafter be referred to as "the Share".

SECOND: ReSound sells, transfers and assigns the share to Amplifon International NV with its seat in Amsterdam - hereinafter referred to as "Amplifon". Amplifon acquires and takes into possession the Share and is forthwith full owner of all Shares in the Company corresponding to a fully and cash paid-in nominal share in the amount of ATS 6,000.000,-- (Austrian Shilling six millions) and representing the whole nominal capital.

THIRD: As compensation and assignment-price ReSound receives an amount of DM 5,660.000,-- (German Marks five millions six hundred sixty thousand), whereof Amplifon shall pay an instalment of DM 2,830.000,-- (German Marks two millions eight hundred thirty thousand) simultaneously when signing this Agreement and a further instalment of DM 2,830.000,-- (German Marks two millions eight hundred thirty thousand) - which may be subject to a price adjustment according to section four of this Agreement - within three months upon effectiveness of this Agreement. The first instalment shall be paid by handing over a bank-guaranteed cheque reciprocal and simultaneously when signing this Agreement. The further instalment may be paid either by handing over another such cheque or by wire-transfer to a bank account to be notified by ReSound. For the purpose of securing payment of the second instalment of the purchase price Amplifon delivers to ReSound upon signing of this Agreement an abstract and irrevocable Bank Guarantee issued by a first rate banking institute in the amount of DM 2,830.000,-- (German


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Marks two millions eight hundred thirty thousand) with a term not ending before
April 10 (tenth), 1999 (one thousand nine hundred ninety nine).

FOURTH: The amount actually to be paid is determined according to the provisions set forth in the "Letter of Intent" of October 7 (seventh), 1998 (one thousand nine hundred ninety eight) (Articles R1, R2 and O5).

FIFTH: ReSound and Amplifon declare to waive any formal requirement of the Articles of Association of the Company for the transfer of Shares in order to make this Agreement legally valid the day of its conclusion. The assignment of the share shall have legal effect the day of November 28 (twenty eight), 1998 (one thousand nine hundred ninety eight).

SIXTH: This Agreement shall be governed by Austrian law.

SEVENTH: All disputes arising out or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The place of arbitration shall be Vienna; the language to be used in the arbitral proceeding shall be English.

EIGHTH: The following Agreements shall form an integral part of this Notarial
Deed: The Agreement on Representations and Warranties of November 28 (twenty eight), 1998 (one thousand nine hundred ninety eight) (Enclosure ./1), the Letter of Intent of October 7 (seventh), 1998 (one thousand nine hundred ninety eight) (Enclosure ./2), the Cooperation and Sales Agreement of November 28 (twenty eight), 1998 (one thousand nine hundred ninety eight) (Enclosure ./3) and the Service Agreement of November 28 (twenty eight), 1998 (one thousand nine hundred ninety eight) (Enclosure ./4).

NINTH: The costs of the notary public for establishing of this notarial deed, the stock exchange transfer tax and the real estate transfer tax incurred by the share transfer shall be borne by Amplifon.


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TENTH: Counterparts of this Notarial Deed may be issued to the parties upon request of each of them in any number at the costs of the party requesting.

ELEVENTH: With respect to the further contents of this Agreement, in particular the Warranties undertaken by ReSound-Viennatone and the transfer of the right to participate in the profits, reference is made to the Enclosures which form an integral part to this Agreement.

IN WITNESS WHEREOF this Notarial Deed was established, read to the parties, approved and signed.

Munich, this November 28 (twenty eight), 1998 (one thousand nine hundred ninety eight)

                               ReSound-Viennatone
                               Hortechnologie GmbH

                                       /s/ Heinz Ruch
                               -------------------------------

                               Amplifon International N.V.

                                    /s/ Alessandro Chiono
                               -------------------------------




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